UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500, New York, NY		10151
(Address of principal executive offices)		(Zip Code)

(347) 212-5075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting (as defined below) of SharonAI Holdings Inc. (the “Company”), stockholders approved the Second Amendment to the Company’s 2025 Omnibus Equity Incentive Plan (the “Plan”) to (i) increase the number of shares of Class A Ordinary Common Stock available for issuance under the Plan by 1,200,000 shares and (ii) provide that the number of shares of Class A Ordinary Common Stock available for issuance under the Plan will automatically increase on the first day of each calendar year beginning with January 1, 2027 and ending with the last January 1 during the initial ten-year term of the Plan (the “Plan Amendment”).

The foregoing description of the Plan Amendment is qualified in its entirety by reference to the text of the Plan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 27, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on July 2, 2026 (the “Record Date”), there were 35,268,686 shares of our Class A Ordinary Common Stock, each entitled to one vote per share, and 136,341 shares of our Class B Super Common Stock, each entitled to 160 votes per share, outstanding (the Class A Ordinary Common Stock and the Class B Super Common Stock referred to herein as “Common Stock”).

Accordingly, as of the Record Date, there were 35,268,686 Class A Ordinary Common Stock votes and 21,814,560 Class B Super Common Stock votes, respectively, available to be cast, for a total of 57,083,246 votes available to be cast. At the Annual Meeting, the holders of 39,140,969 votes of the Common Stock were represented in person or by proxy, constituting a quorum. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which was described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 13, 2026.

Proposal 1 - Ratification of the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
39,122,627	15,923	2,419	0

The ratification of the appointment of HoganTaylor LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was approved by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Proposal 2 - Election of Alastair Cairns and Benjamin Adams as Class I directors of the Company to serve until the 2029 annual meeting of stockholders or until their respective successors are elected and qualified.

Nominee	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Alastair Cairns	35,316,798	29,601	901,421	2,893,149
Benjamin Adams	36,245,431	1,123	1,266	2,893,149

Each of the director nominees, Alastair Cairns and Benjamin Adams, received a majority of the votes cast and was elected as a Class I director of the Company, to serve until the 2029 annual meeting of stockholders or until his successor is elected and qualified.

Proposal 3 – Approval of the Second Amendment to the SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
34,988,378	1,259,037	405	2,893,149

The Second Amendment to the SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan was approved by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Proposal 4 – Approval of the issuance of shares of the Company’s Class A Ordinary Common Stock issuable upon the exercise of certain pre-funded warrants to purchase the Company’s Class A Ordinary Common Stock, in accordance with Nasdaq Listing Rule 5635(b).

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
32,434,599	7,903	1,407	2,893,149

The issuance of shares of the Company’s Class A Ordinary Common Stock issuable upon the exercise of certain pre-funded warrants to purchase the Company’s Class A Ordinary Common Stock, in accordance with Nasdaq Listing Rule 5635(b), was approved by the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to SharonAI Holdings Inc. 2025 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS INC.

Dated: August 28, 2026	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

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